                                                                                January 24, 2002

Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, VA 22312

         Re:      Oppenheimer New York Municipal Fund
                  Written Representation of Counsel
                  Reg. No. 2-91683
                  File No. 811-4054

To the Securities and Exchange Commission:

         On behalf of Oppenheimer  New York  Municipal  Fund (the "Fund") and pursuant to Paragraph  (b)(4) of Rule
485 under the  Securities  Act of 1933, as amended (the "1933 Act"),  and in  connection  with an Amendment on Form
N-1A which is  Post-Effective  Amendment  No. 27 to the 1933 Act  Registration  Statement of the Fund and Amendment
No. 26 to its  Registration  Statement  under the  Investment  Company  Act of 1940,  as amended,  the  undersigned counsel,  who prepared or reviewed  such  Amendment,  hereby  represents  to the  Commission,  for filing with such
Amendment,  that said Amendment does not contain  disclosures  which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

                                                                                Sincerely,

                                                                                /s/ Dina C. Lee
                                                                                --------------------------
                                                                                Dina C. Lee
                                                                                Assistant Vice President &
                                                                                Assistant Counsel
                                                                                (212) 323-5089